November 23, 2005 5:54:00 PM ET

Pipeline Data Reschedules Annual Stockholders’ Meeting

Pipeline Data Inc. PPDA has rescheduled its 2005 Annual Meeting of Stockholders from November 28, 2005 to January 12, 2006, the time and location to be announced.

The meeting will be held for the purposes of electing seven (7) members of the Board of Directors to serve until the 2006 Annual Meeting of Stockholders, to approve an eight for one reverse stock split of the company’s issued and outstanding common stock ($.001 par value), to approve the adoption of the company’s 2005 Stock Option Plan, to ratify the appointment of Drakeford & Drakeford, LLC as the company’s independent auditors for the fiscal year ending December 31, 2005 and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 28, 2005 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

A complete list of stockholders entitled to vote at the Meeting will be available for inspection at the company’s corporate offices at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, during normal business hours for ten days prior to the Meeting. The stockholder list also will be available at the Meeting.

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact Information: Pipeline Data Inc. Lane Gordon, 617-405-2600 x228 Lane.Gordon@pipelinedata.com www.pipelinedata.com